                                                                     EXHIBIT 3.6


                      TELESERVICES INTERNATIONAL GROUP INC.

                                     BYLAWS

                          (AS RESTATED APRIL 22, 1999)

                                   ARTICLE I
                                     OFFICES

         1.1 PRINCIPAL OFFICE: The principal offices of the Corporation is located at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701, but the Board of Directors, in its discretion, may keep and maintain offices wherever the business of the Corporation may require.

         1.2 REGISTERED OFFICE AND AGENT: The Corporation shall have and continuously maintain in the State of Florida a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The Board of Directors may change the Corporation's registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Florida.

                                   ARTICLE II
                                  SHAREHOLDERS

         2.1 TIME AND PLACE: Any meeting of the shareholders may be held at such time and place, within or outside of the State of Florida, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

         2.2 ANNUAL MEETING: The annual meeting of the shareholders shall be held at such place and on such date as the Board of Directors may determine. In accordance with Florida law, failure to hold the annual meeting does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the corporation.

         2.3 SPECIAL MEETINGS: Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman, the Chief Executive Officer, the Board of Directors, or the holders of not less than 30% of the shareholders entitled to vote at the meeting.

         2.4 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of

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TELESERVICES INTERNATIONAL GROUP INC.                             PAGE 1 OF 12
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Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

         2.5 VOTING LIST: At least ten (10) days before each meeting of shareholders, the Secretary of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the Corporation for period of ten (10) days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the Corporation and during the whole time of the meeting.

         2.6 NOTICES: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice shall be given either personally or by mail, by or at the direction of the Chairman, Chief Executive Officer, Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation.

                  2.6.1 If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder of record if three successive letters mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is provided to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address as shown on the Corporation's books and records.

                  2.6.2 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time arid place of such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  2.6.3 By attending a meeting, either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business of the meeting. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

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TELESERVICES INTERNATIONAL GROUP INC.                             PAGE 2 OF 12
BYLAWS AS RESTATED APRIL 22, 1999
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         2.7 CERTIFICATION PROCEDURE FOR BENEFICIAL OWNERS: The Board of
Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and the information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the time within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure that the Board of Directors deems necessary or desirable. Upon receipt by the Corporation of a certificate complying with this procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         2.8 QUORUM: Except as otherwise provided by law, one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.9 VOTING AND PROXIES: Except as otherwise provided by law, all matters shall be decided by vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on such matters submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall by valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

         2.10 VOTING OF SHARES BY CERTAIN HOLDERS: Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Redeemable shares which have been called for redemption shall not be entitled to vote on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.


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         Shares entitled to vote and held by a personal representative, custodian, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if he is authorized to vote the shares In an appropriate order of the court by which the receiver was appointed. Unless the Secretary of the Corporation is given written note of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated, if shares or other securities having voting power are held of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect: (1) if only one person votes, his vote binds all; (2) if two or more persons vote, the act of the majority in interest so voting binds all; or (3) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Florida to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority even split for the purpose of this item (3) of this subparagraph shall be a majority or even split in interest. All other shares may be voted only by the record holder thereof, except as may be otherwise required by the laws of Florida.

         2.11 WAIVER: Whenever law or these bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened.

         2.12 ACTION BY SHAREHOLDERS WITHOUT A MEETING: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date specified in the consent.

                                  ARTICLE III
                                    DIRECTORS

         3.1 AUTHORITY OF BOARD OF DIRECTORS: The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided by Florida law or the Articles of Incorporation of the Corporation.

         3.2 NUMBER: The number of directors of this Corporation shall, in no case, be less than one (1), nor more than five (5). Subject to such limitations, the number of directors shall be fixed by resolution of the Board of Directors, and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.


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         3.3 QUALIFICATION: Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Florida or shareholders of the Corporation. Directors shall be removed in the manner provided by the Florida Business Corporation Act.

         3.4 ELECTION: The Board of Directors shall be elected at the annual meeting of shareholders or at a special meeting called for that purpose.

         3.5 TERM: Each director shall be elected to hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

         3.6 REMOVAL AND RESIGNATION: Any director may be removed at a shareholders meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the Chairman, Chief Executive Officer or the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

         3.7 VACANCIES: Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of the remaining majority of directors. A director elected to fill a vacancy shall hold office during the unexpired term of his or her predecessor in office. A director elected to fill a position resulting from an increase in the Board of Directors shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

         3.8 MEETINGS: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the Board of Directors need be given. The Board of Directors, or any committee designated by the Board of Directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice.

         3.9 SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer or any two Directors. The persons or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Florida, as the place for holding any special meeting of the Board of Directors called by them.

         3.10 NOTICES: Notice of a special meting stating the date, hour and place of such meeting shall be given to each member of the Board of Directors, or committee of the board, by the Secretary, Chairman, Chief Executive Officer or the members of the Board or such committee calling the meeting. The notice may by deposited in the United States mail at least five (5) days before the meeting addressed to the Director at the last address he or she has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two
(2) days before the meeting in person, or by telephone, prepaid telegram, telex, facsimile, cablegram or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, facsimile, cablegram or radiogram is either personally delivered to the Director or delivered to the last address of the director furnished to the Corporation by him or her for this purpose.


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         3.11 QUORUM: Except as provided in Section 3.7 of these bylaws, a majority of the number of directors fixed in accordance with these bylaws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise specifically required by law.

         3.12 WAIVER: A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         3.13 ATTENDANCE BY TELEPHONE: Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         3.14 ACTION BY DIRECTORS WITHOUT A MEETING: Any action required to or which may be taken at a meeting of the Board of Directors, executive committee, or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

         3.15 PRESUMPTION OF ASSENT: A director of the Corporation who is present at a meeting of the Board of Directors or committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting; (ii) he contemporaneously requests that his dissent be entered in the minutes of the meeting; or (iii) he gives written notice of his dissent to the presiding officer of the meeting before its adjournment or delivers such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director may dissent to a specific acting at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

                                   ARTICLE IV
                                   COMMITTEES

         4.1 COMMITTEES: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the Board of Directors, except that no such committee shall have the authority to: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend the bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of

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TELESERVICES INTERNATIONAL GROUP INC.                             PAGE 6 OF 12
BYLAWS AS RESTATED APRIL 22, 1999

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a class of shares provided that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract thereof and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, or voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Florida Business Corporation Act.

         Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, nor a member of the committee in question, with his responsibility to conform to the standard of care set forth in Article V of these Bylaws.

                                    ARTICLE V
                                    STANDARD

         5.1 STANDARD OF CARE: A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position should use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Any provision in these bylaws to the contrary notwithstanding, to the fullest extent permitted by the Florida Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         The designated persons on whom a director is entitled to rely are: (1) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (2) counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or (3) a committee of the board upon which the director does not serve, duly designated in accordance with Article IV of these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                                   ARTICLE VI
                                    OFFICERS

         6.1 NUMBER AND ELECTION: The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer, who shall be elected by the Board of Directors and who shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman, a President, one or more Vice Presidents, Assistant


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Secretaries or Assistant Treasurers, and such other subordinate officers as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two or more offices may be held by the same person.

         6.2 CHAIRMAN: The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         6.3 CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall, in the absence or non-election of a Chairman, preside at all meetings of shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors, he or she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may execute contracts, deeds and other instruments on behalf of the Corporation as is necessary and appropriate. He or she shall also perform such additional functions and duties as are normally considered appropriate and customary for the office of President, if a separate President has not been elected, and such additional functions and duties as the Board of Directors may prescribe from time to time.

         6.4 PRESIDENT: The President, if one be elected, shall perform such have such powers and perform such duties as shall be assigned to him by the Board of Directors.

         6.5 VICE PRESIDENT: One or more Vice Presidents may be elected by the Board of Directors, who shall, in the order determined by the Board of Directors, be the officer(s) next in seniority after the Chief Executive Officer and the President, if one has been appointed by the Board of Directors. Each Vice President shall perform such duties and exercise such powers as are appropriate and as are prescribed by the Board of Directors.

         6.6 SECRETARY: The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his or her signature), and perform such other functions and duties as are appropriate and customary for the office of Secretary as the Board of Directors may prescribe from time to time.

         6.7 ASSISTANT SECRETARY: One or more Assistant Secretaries may be elected by the Board of Directors, who shall, under the supervision of the Secretary, perform such duties and have such powers as the Board of Directors may prescribe from time to time.

         6.8 TREASURER: The Treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the Corporation, and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He or she shall also have charge of disbursement of the funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be


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designated by the Board of Directors. He or she shall perform such other duties and have such other powers as are appropriate and customary for the office of Treasurer as the Board of Directors may prescribe from time to time.

         6.9 ASSISTANT TREASURER: One or more Assistant Treasurers may be elected by the Board of Directors, who shall, under the supervision of the Treasurer, perform such duties and have such powers as the Board of Directors may prescribe from time to time.

         6.10 REMOVAL AND RESIGNATION: Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office of the Corporation may be filled by the affirmative vote of a majority of the Board of Directors for the unexpired portion of the term.

         6.11 COMPENSATION: Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

                                   ARTICLE VII
                                      STOCK

         7.1 CERTIFICATES: Certificates representing shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman or Chief Executive Officer and by the Secretary or any Assistant Secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face: (1) that the Corporation is organized under the laws of the State of Florida; (2) the name of the person to whom issued; (3) the number of shares which the certificate represents; (4) the par value, if any, of each share represented by the certificate; and (5) any restrictions placed upon the transfer of the shares represented by the certificate.

         7.2 FACSIMILE SIGNATURES: When a certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been place upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

         7.3 CONSIDERATION FOR SHARES: Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Such consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.


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         7.4 LOST CERTIFICATES: In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

         7.5 TRANSFER OF STOCK: Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate, except as may otherwise be expressly provided by the statutes of the State of Florida or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

         7.6 TRANSFER AGENT, REGISTRARS, AND PAYING AGENTS: The Board of Directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents and registrars may be located either within or outside Florida. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                  ARTICLE VIII
                       INDEMNIFICATION OF CERTAIN PERSONS

         8.1 AUTHORITY FOR INDEMNIFICATION: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of any foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan ("Any Proper Person"), shall be indemnified by the Corporation against expenses (including attorneys fees), judgments, penalties, fines, (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 8.4 of this Article that he conducted himself in good faith and that he: (1) reasonably believed, in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests; or (2) in all other cases (except criminal cases) believed that his conduct was at least not opposed to the Corporation's best interests; or (3) with respect to criminal proceedings had no reasonable cause to believe his conduct was unlawful. A person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent of this Corporation and when he is acting on this Corporation's behalf for some other entity. No indemnification shall be made under this section to a director with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the Corporation or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Further, indemnification under this Section in connection with a


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proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. These limitations shall apply to directors only and not to officers, employees, fiduciaries or agents of the Corporation.

         8.2 RIGHT TO INDEMNIFICATION: The Corporation shall indemnify any Proper Person who has been wholly successful on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Section 8.1 of this Article against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

         8.3 EFFECT OF TERMINATION OF ACTION: The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability.

         8.4 GROUPS AUTHORIZED TO MAKE INDEMNIFICATION DETERMINATION: In all cases except where there is a right to indemnification set forth in Section 8.2 of this article or where indemnification is ordered by a court, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained or the committee cannot be established, or even if a Quorum can be obtained or the committee can be established but such Quorum or committee so directs, the determination shall be made by independent legal counsel selected by a vote of a quorum of the Board of Directors or a committee in the manner specified in this Section, or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action) or by a vote of the shareholders.

         8.5 COURT ORDERED INDEMNIFICATION: Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 8.2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in
Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the individual has been adjudged liable, indemnification shall be limited to reasonable expenses incurred.

         8.6 ADVANCE OF EXPENSES: Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of: (1) a written affirmation of such Proper Person's good faith belief that he has met the


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standards of conduct prescribed by Section 1 of this Article; (2) a written undertaking, executed personally or on his behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment); and (3) a determination is made by the proper group (as described in Section 4 of this Article), that the facts as then known to the group would not preclude indemnification.

         8.7 REPORT TO SHAREHOLDERS: Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                   ARTICLE IX
                             PROVISION OF INSURANCE

         By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VIII or applicable law.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 FISCAL YEAR: The Board of Directors may, by resolution, adopt a fiscal year for this Corporation.

         10.2 AMENDMENT OF BYLAWS: These bylaws may at any time and from time to time, be amended, supplemented, restated or repealed by the Board of Directors.

         These bylaws were adopted as the restated bylaws of the Corporation by a resolution of the Board of Directors dated April 22, 1999.


/s/ Paul W. Henry
--------------------------------------------
Paul W. Henry, Secretary



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TELESERVICES INTERNATIONAL GROUP INC.                             PAGE 12 OF 12
BYLAWS AS RESTATED APRIL 22, 1999